Exhibit 107

Calculation of Filing Fee Table

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

New Horizon Aircraft Ltd.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Ordinary Shares, no par value per share	Other (1)	585,230	(2)	$2.11	(1)	$1,234,835.30	0.00014760	$182.26
Total Offering Amounts							$1,234,835.30		$182.26
Total Fee Offsets									$—
Net Fees Due									$182.26

(1)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices for its Class A Common Stock on the Nasdaq Capital Market on April 30, 2024, which date is within five business days prior to filing this registration statement.

(2)	Represents Class A ordinary shares issuable upon the exercise of certain stock options that were assumed by the Registrant pursuant to its Business Combination and reissued under the New Horizon 2023 Equity Incentive Plan (the “Plan”).